EXHIBIT 99(m)(3)

                                                        DRAFT: November 27, 2007


                              TAMARACK FUNDS TRUST
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                         RBC TAMARACK MONEY MARKET FUNDS
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               SHAREHOLDER ACCOUNT AND DISTRIBUTION SERVICES PLAN
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         WHEREAS, Tamarack Funds Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares of beneficial interest in separate series with each series representing interests in a separate portfolio of securities and other assets, and is further authorized to issue one or more classes of shares of each series ("Classes"); and

         WHEREAS, the Trust intends to engage Voyageur Asset Management Inc. (the "Adviser") to render investment management and administrative services with respect to such separate series as the Trustees shall establish and designate from time to time; and

         WHEREAS, the Trust intends to employ RBC Dain Rauscher Inc. (the "Distributor") to distribute securities of certain series of the Trust; and

         WHEREAS, the Board of Trustees of the Trust has determined to adopt this Shareholder Account and Distribution Services Plan (the "Plan") pursuant to Rule 12b-1 under the Act with respect to certain series identified on Schedule A hereto as it may be amended from time to time ("Funds"), and has determined that there is a reasonable likelihood that the Plan will benefit the Funds and their shareholders; and

         WHEREAS, a majority of the Trust's Trustees are not "interested persons" of the Trust (as defined in the Act), the nomination of whom has been committed to a committee consisting solely of Trustees who are not interested persons, and the Trust's non-interested Trustees are represented by independent legal counsel, as defined by Rule 0-1(a)(6) under the Act.

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         NOW THEREFORE, the Trust hereby adopts the Plan on the following terms and conditions:

         1. The Trust will compensate the Distributor for its efforts and expenses incurred in connection with (a) the distribution and marketing of shares of the Funds directly and through its correspondents and (b) the servicing of shareholder accounts of its customers and those of its correspondents. This compensation and the nature of the distribution and shareholder services shall be set out with particularity in the Shareholder Account and Distribution Services Agreement (the "Agreement") with Distributor, which Agreement is incorporated by reference herein and shall constitute an agreement related to the Plan, as that term is used in Rule 12b-1.

         2. Compensation payable by the Fund shall be subject to the following annual limits: (a) 1.00% of the average daily net assets attributable to Class 1 shares; (b) 0.70% of the average daily net assets attributable to Class 2 shares; and (c) 0.50% of the average daily net assets attributable to Class 3 shares; provided that for each Class up to 0.25% of such average daily net assets may be designated as a "service fee," as defined in rules and policy statements of the Financial Services Regulatory Authority (formerly known as the National Association of Securities Dealers ("FINRA")).

         3. The Distributor will be compensated on a monthly basis, subject to any lower limits that may be required pursuant to applicable rules of FINRA. Payments made out of or charged against the assets of a Fund and Class must be in compensation for shareholder and distribution services rendered for or on behalf of that Fund and Class. It is expressly understood that this Plan is a "compensation-type plan," such that compensation payable hereunder may exceed the amounts the Distributor incurs in providing shareholder and distribution services.

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         4. The Plan shall not take effect with respect to a Fund or Class until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of that Fund or Class. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to a Fund or Class if a majority of the outstanding voting securities of that Fund or Class, as applicable, votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust (with respect to a Fund or Class) or the Fund (with respect to a Class). The Plan shall take effect with respect to any other Fund or Class established in the Trust provided the Plan is approved with respect to such Fund or Class as set forth in this paragraph.

         5. The Plan shall not take effect with respect to a Fund or Class until it has been approved, together with the Agreement, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or the Agreement (the "Plan Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and Agreement.

         6. The Plan, once approved for a Fund or Class, shall continue in effect for the Fund or Class so long as such continuance is specifically approved at least annually with respect to the Fund or Class in the manner provided for approval of the Plan in Paragraph 5.

         7. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or the Agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which the expenditures were made.



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         8. The Agreement shall be in writing and shall provide that: (a) the
Agreement may be terminated with respect to a Fund or Class at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of the Fund or Class, as applicable, on not more than 60 days written notice; and (b) the Agreement shall terminate automatically in the event of its assignment.

         9. The Plan may be terminated at any time with respect to a Fund or Class by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of that Fund or Class, as applicable. With respect to any Fund and Class for which the Plan is not terminated, the Plan will continue in effect subject to the provisions hereof.

         10. The Plan may be amended at any time by the Board of Trustees provided that: (a) any amendment to increase materially the costs that a Fund or Class may bear pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the Fund or Class, as applicable; and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in Paragraph 5 hereof.

         11. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons and any person who acts as legal counsel to such Trustees shall be an independent legal counsel, as defined in Rule 0-1(a)(6) under the Act.

         12. Notwithstanding any other provision of the Plan, the Trust may not:

                  (a) Compensate a broker or dealer for any promotion or sale of shares issued by the Trust by directing to the broker or dealer:

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                           (i) The Trust's portfolio securities transactions; or

                           (ii) Any remuneration, including but not limited to
                  any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from the Trust's portfolio transactions effected through any other broker (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer); and

                  (b) Direct its portfolio securities transactions to a broker or dealer that promotes or sells shares issued by the Company, unless the company or the adviser:

                           (i) Is in compliance with the provisions of Paragraph
                  (h)(1) of Rule 12b-1 with respect to that broker or dealer;
                  and

                           (ii) Has implemented, and the Trust's Board of
                  Trustees (including a majority of Trustees who are not interested persons of the Trust) has approved, policies and procedures reasonably designed to prevent:

                                    (A) The persons responsible for selecting
                           brokers and dealers to effect the Trust's portfolio securities transactions from taking into account the brokers' and dealers' promotion or sale of shares issued by the Trust or any other registered investment company; and

                                    (B) The Trust, and the Adviser and principal
                           underwriter of the Trust from entering into any agreement (whether oral or written) or other understanding under which the Trust directs, or is expected to direct, portfolio securities transactions, or any remuneration described in

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                           Paragraph (h)(1)(ii) of Rule 12b-1, to a broker
                           (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer) in consideration for the promotion or sale of shares issued by the Trust or any other registered investment company.

         13. The Trust shall preserve copies of the Plan and any Agreements and all reports made pursuant to Paragraph 7 hereof for a period of not less than six years from the date of the Plan, Agreement or report, as the case may be, the first two years of which shall be in an easily accessible place.


                                                Dated:  March 1, 2008


















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                                                        DRAFT: November 27, 2007


                                   SCHEDULE A
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RBC Dain Tamarack Prime Money Market Fund
RBC Dain Tamarack US Government Money Market Fund
RBC Dain Tamarack Tax Free Money market Fund